NASDAQ: INM 1445 - 885 West Georgia St. Vancouver, BC, Canada V6C 3E8 Tel: +1.604.669.7207 Email: info@inmedpharma.com www.inmedpharma.com

InMed Pharmaceuticals Announces Positive Data from Human Brain
Organoid Neuroinflammation Models Supporting the INM-901
Alzheimer's Disease Program

  Human Organoid Data Supports the Therapeutic Rationale for INM-901 Program Ahead of Human Clinical Trials
  Consistent Anti-Inflammatory Effects Demonstrate Translation from Animal Models to Three-Dimensional Human Brain Tissue Systems

VANCOUVER, British Columbia - March 23, 2026 - InMed Pharmaceuticals Inc. (NASDAQ: INM) ("InMed" or the "Company"), a pharmaceutical company developing a pipeline of disease-modifying small molecule drug candidates targeting CB1 and CB2 receptors, today announced new preclinical data demonstrating the effects of INM-901 in reducing neuroinflammation in 3D human brain organoid models of Alzheimer's disease.

These studies, conducted in collaboration with Stem Pharm, Inc. ("Stem Pharm") using their proprietary platform of human neuro-immune organoids, represent a key step in translating prior animal model results for INM-901 into a human-relevant system, helping to de-risk the INM-901 program ahead of a first-in-human clinical trial.

The in vitro human organoid models represent some of the closest approximations to human brain tissue currently available, incorporating a complex cellular environment relevant to neurodegenerative disease. The organoids are composed of neurons, astrocytes, vascular cells and feature microglia, the brain's resident immune cells, and can be used to bridge the gap between traditional animal models and human clinical trials.

INM-901 was evaluated in two distinct human 3D organoid models: a general model of neuroinflammation induced with lipopolysaccharide ("LPS") and interferon-gamma ("IFN-γ"); and, Stem Pharm's proprietary neuroinflammation Alzheimer's disease model with specific features observed in Alzheimer's disease patients.

Key Observations:

  INM-901 demonstrated significant reduction in neuroinflammation in Stem Pharm's LPS-induced model and in their Alzheimer's disease model. A dose-dependent reduction of key pro-inflammatory markers such as IL-6 and IL-8 was seen in both neuroinflammation models.
  Effects align with prior findings from an in vivo Alzheimer's model and an ex vivo LPS-induced neuroinflammation model.
  Provides supportive evidence of mechanistic translation from animal models to human tissue systems.

The consistency of INM-901's anti-inflammatory effects across in vivo animal models, ex vivo systems and now human 3D brain organoids provide increasing confidence in the compound's potential to translate into clinical benefit in humans with neuroinflammatory conditions.

Dr. Eric Hsu, InMed SVP of Preclinical Research and Development, commented, "These results represent an important milestone for INM-901. We have now demonstrated consistent anti-neuroinflammatory effects across multiple in vivo and ex vivo studies, and, importantly, these findings have now been translated into advanced human brain organoid systems. This systematic validation significantly de-risks the program and strengthens our confidence as we advance INM-901 toward human clinical trials."

Key Datasets impacting Anti-Neuroinflammation to date:

• In a long-term mouse model mimicking Alzheimer's disease, INM-901 significantly reduced inflammatory biomarkers IFN-γ, TNF-α, IL-1β, KC-GRO, IL-2 and neurodegenerative marker neurofilament light chain ("NfL").

• INM-901 significantly reduced inflammasome activation and multiple pro-inflammatory cytokines, including NLRP3, IL-1β, IL-6, IL-2 and KC-GRO in an LPS-induced neuroinflammation ex vivo model, demonstrated anti-inflammatory effects independent of amyloid-beta or tau pathology.

• Reduction of neuroinflammation in 3D human brain organoid models of Alzheimer's disease.

Next Steps for the INM-901 Program for Alzheimer's Disease

• Conduct a pre-IND meeting with the U.S. Food and Drug Administration in Q3/2026.

• Continue to execute on IND-enabling pharmacology and toxicology studies.

• Continued development and scale-up of drug substance and product manufacturing activities to support IND enabling studies and submission.

• Engage regulatory/clinical experts in neurodegenerative diseases to map out topline clinical design for first-in-human clinical trials for the INM-901.

• Subject to regulatory feedback and completion of IND-enabling activities, the Company targets submission of an IND and initiation of a Phase 1 clinical trial in 2027.

Why Neuroinflammation Matters in Alzheimer's Disease

Recent drug development efforts in Alzheimer's disease have largely focused on amyloid plaque and tau pathology, leading to the first disease-modifying therapies in recent years. However, increasing attention is being directed toward neuroinflammation as a key underlying driver of disease progression. Studies presented at the recent global Alzheimer's conferences highlighted the relationship between inflammatory biomarkers and the risk of Alzheimer's disease and other dementias, underscoring the growing importance of targeting inflammation.

Current research has demonstrated significant progress in understanding disease mechanisms and clinical interventions, with inflammation emerging as a critical factor influencing long-term patient outcomes. As such, neuroinflammation is increasingly recognized as a strategic therapeutic target for next-generation Alzheimer's treatments.

About Stem Pharm, Inc.

Stem Pharm is developing next-generation neurologic drugs using a human-first approach. Stem Pharm's proprietary drug discovery platform is based on human 3D neuro-immune organoids that feature microglia and model neuroinflammation, which play a critical role in many neurological diseases. The company applies this platform to discover and validate disease targets and therapeutics for its internal programs in Alzheimer's disease, epilepsy, and brain cancer as well as for its biopharma partners' therapeutic programs. Stem Pharm is based in Madison, WI, a hub for innovative stem cell and biosciences research. For more information, visit stempharm.com.

About InMed:

InMed Pharmaceuticals is a pharmaceutical company focused on developing a pipeline of proprietary small-molecule drug candidates targeting the CB1/CB2 receptors. InMed's pipeline consists of three separate programs in the treatment of Alzheimer's, ocular and dermatological indications. For more information, visit www.inmedpharma.com.

Investor Contact:

Colin Clancy

Vice President, Investor Relations

and Corporate Communications

T:  +1.604.416.0999

E:  ir@inmedpharma.com

Cautionary Note Regarding Forward-Looking Information:

This news release contains "forward-looking information" and "forward-looking statements" (collectively, "forward-looking information") within the meaning of applicable securities laws.  Forward-looking statements are frequently, but not always, identified by words such as "expects", "anticipates", "believes", "intends", "potential", "possible", "would" and similar expressions. Such statements, based as they are on current expectations of management, inherently involve numerous risks, uncertainties and assumptions, known and unknown, many of which are beyond our control. Forward-looking information is based on management's current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Without limiting the foregoing, forward-looking information in this news release includes, but is not limited to, statements about: developing a pipeline of disease-modifying small molecule drug candidates that target CB1/CB2 receptors; the potential efficacy of INM-901; INM-901's ability to treat Alzheimer's; marketability and uses for INM-901; reducing neuroinflammation in 3D human brain organoid models; demonstrating consistent anti-neuroinflammatory effects across multiple in vivo and ex vivo studies, and being translating into advanced human brain organoid systems; the advancement of CMC activities; the planning of GLP-enabling studies and the preparation of an IND submission the further development; planning for a pre-IND meeting in Q3 2026; engaging regulatory / clinical experts to map out topline clinical design for first in human clinical trials for the INM-901; and, targeting submission of an IND and initiation of a Phase 1 clinical trial in 2027.

Additionally, there are known and unknown risk factors which could cause InMed's actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information contained herein. A complete discussion of the risks and uncertainties facing InMed's business is disclosed in InMed's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission on www.sec.gov.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.